UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20529

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2006.

MBNA AMERICA BANK, NATIONAL ASSOCIATION

(Sponsor and Depositor)

ON BEHALF OF THE

MBNA MASTER CREDIT CARD TRUST II

(Issuing entity of the Collateral Certificate)

AND THE

MBNA CREDIT CARD MASTER NOTE TRUST

(Issuing entity of the MBNAseries Class A, Class B, and Class C notes)

(Exact name of registrant as specified in its charter)

United States	333-131358, 333-131358-01 and 333-131358-02	51-0331454
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Number)

Wilmington, DE	19884-0781
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (800) 362-6255.

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 – Asset Backed Securities.

Item 6.02 Change of Servicer or Trustee.

Following the merger between Bank of America Corporation and MBNA Corporation, certain credit card accounts (the “BAC Legacy Accounts”) owned by Bank of America Corporation and its affiliates, including Bank of America, National Association (USA) (“BANA(USA)”), were transferred to MBNA America Bank, National Association (“MBNA”). As a result, the BAC Legacy Accounts became eligible for inclusion in the portfolio of accounts comprising the MBNA Master Credit Card Trust II (the “Trust”), and the receivables arising in the BAC Legacy Accounts were added to the Trust on May 10, 2006.

Pursuant to the Pooling and Servicing Agreement, dated as of August 4, 1994 (as amended, supplemented and otherwise modified, the “Pooling and Servicing Agreement”), relating to the Trust, MBNA, in its normal course of business as servicer to the Trust, may delegate its servicing functions under the Pooling and Servicing Agreement. On May 10, 2006, MBNA and BANA(USA) entered into a Delegation of Servicing Agreement, dated as of May 10, 2006 (the “MBNA Subservicing Agreement”), whereby MBNA delegated certain servicing functions related to the BAC Legacy Accounts to BANA(USA). The MBNA Subservicing Agreement was filed as Exhibit 99.1 to a current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2006 by MBNA on behalf of the Trust and MBNA Credit Card Master Note Trust.

Pursuant to the MBNA Subservicing Agreement, BANA(USA) may delegate certain of its duties under the MBNA Subservicing Agreement. On May 22, 2006, BANA(USA) and Banc of America Card Servicing Corporation (“BACSC”) entered into a Delegation of Servicing Agreement, dated as of May 22, 2006 (the “BANA(USA) Subservicing Agreement”), whereby BANA(USA) delegated to BACSC all of the obligations and duties of BANA(USA) under the MBNA Delegation of Servicing Agreement as BANA(USA) shall identify, along with any and all rights and powers of BANA(USA) necessary to such delegation. The BANA(USA) Subservicing Agreement is filed as Exhibit 99.1 to this current report on Form 8-K.

This delegation by BANA(USA) will not relieve BANA(USA) from liability and responsibility under the BANA(USA) Subservicing Agreement. The BANA(USA) Subservicing Agreement will be in effect until the termination of the MBNA Subservicing Agreement, unless terminated by either party upon at least 45-days prior written notice to the other party. Additionally, BANA(USA) has the ability to terminate the BANA(USA) Subservicing Agreement for cause at any time.

BACSC will administer and service the BAC Legacy Accounts as described in the prospectus, dated May 18, 2006, filed with the SEC on May 19, 2006 pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended.

BANA(USA) is an indirect wholly-owned subsidiary of Bank of America Corporation. BANA(USA) was formed in 1989 and is headquartered in Phoenix, Arizona. BANA(USA) is a national bank organized under the laws of the United States and regulated primarily by the Office of the Comptroller of the Currency. BANA(USA)'s activities are primarily related to credit card lending.

BACSC is an Arizona corporation which was formed on January 7, 2005 in connection with an internal restructuring of the credit card business within Bank of America Corporation. BACSC's activities are primarily related to performing the credit card processing functions for the credit card business within BANA(USA), and BACSC will perform similar functions with respect to the BAC Legacy Accounts. In connection with the formation of BACSC, the credit card processing functions, the assets relating to those credit card processing functions and the employees performing those credit card processing functions were transferred from
BANA(USA) to BACSC. BACSC is an operating subsidiary controlled by BANA(USA).

Section 9 – Financial Statements and Exhibits.

Item 9.01(d). Exhibits.

The following is filed as an Exhibit to this Report under Exhibit 99.1.

Exhibit 99.1	Delegation of Servicing Agreement, dated as of May 22, 2006, between Bank of America, National Association (USA) and Banc of America Card Servicing Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA AMERICA BANK, NATIONAL ASSOCIATION, Acting solely in its capacity as depositor of MBNA Master Credit Card Trust II and MBNA Credit Card Master Note Trust

By:	/s/ Scott W. McCarthy
Name:	Scott W. McCarthy
Title:	Executive Vice President

May 23, 2006

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Delegation of Servicing Agreement, dated as of May 22, 2006, between Bank of America, National Association (USA) and Banc of America Card Servicing Corporation.